As filed with the Securities and Exchange Commission on February 15, 2005.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OYO GEOSPACE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	76-0447780
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7007 Pinemont Drive
Houston, Texas	77040-6601
(Address of Principal Executive Offices)	(Zip Code)

OYO GEOSPACE CORPORATION 1997 KEY EMPLOYEE STOCK OPTION PLAN

and

OYO GEOSPACE CORPORATION 1997 NON-EMPLOYEE DIRECTOR PLAN

(Full title of the plan)

GARY D. OWENS

OYO GEOSPACE CORPORATION

7007 Pinemont Drive

Houston, Texas 77040-6601

(Name and address of agent for service)

(713) 986-4444

(Telephone number, including area code, of agent for service)

With Copy to:

Fulbright & Jaworski L.L.P.

1301 McKinney, Suite 5100

Houston, Texas 77010

(713) 651-5151

Attention: Charles H. Still

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock ($.01 par value)	575,000 shares of Common Stock(2)	$18.88	$10,856,000.00	$1,277.75

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low sales price of a share of Company Common Stock on the NASDAQ National Market on February 11, 2005.
(2)	Represents 500,000 shares of Company Common Stock added to the OYO Geospace Corporation 1997 Key Employee Stock Option Plan, as amended (the “Key Employee Plan”), 250,000 of which was added by an amendment approved by the Company’s Stockholders at the Company’s Annual Meeting of Stockholders held on January 25, 2001 and 250,000 of which was added by an amendment approved by the Company’s Stockholders at the Company’s Annual Meeting of Stockholders held on February 8, 2005, and 75,000 shares of Company Common Stock added to the OYO Geospace Corporation 1997 Non-Employee Director Plan, as amended (the “Director Plan”), by an amendment thereto approved by the Company’s Stockholders at the Company’s Annual Meeting of Stockholders held on February 8, 2005. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, the registration statement also includes an indeterminate number of shares of Company Common Stock issuable as a result of the anti-dilution provisions of the above plans.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement registers additional securities of the same class as other securities for which a registration statement on this Form S-8 (Registration No. 333-40893, the “Earlier Registration Statement”) relating to the OYO Geospace Corporation 1997 Key Employee Stock Option Plan and the OYO Geospace Corporation 1997 Non-Employee Director Plan is effective. Pursuant to Instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference.

ITEM 8. EXHIBITS.

4.1		OYO Geospace Corporation 1997 Key Employee Stock Option Plan (incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed November 5, 1997 (Registration No. 333-36727)).

4.2		Amendment No. 1 to OYO Geospace Corporation 1997 Key Employee Stock Option Plan, dated February 2, 1998 (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended September 30, 1998, filed December 21, 1998).

4.3		Amendment No. 2 to OYO Geospace Corporation 1997 Key Employee Stock Option Plan, dated November 16, 1998 (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended September 30, 1998, filed December 21, 1998).

4.4	*	Amendment No. 3 to OYO Geospace Corporation 1997 Key Employee Stock Option Plan, dated November 10, 2000.

4.5	*	Amendment No. 4 to OYO Geospace Corporation 1997 Key Employee Stock Option Plan, dated February 8, 2005.

4.6		OYO Geospace Corporation 1997 Non-Employee Director Plan (incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed November 5, 1997 (Registration No. 333-36727)).

4.7	*	Amendment No. 1 to OYO Geospace Corporation 1997 Non-Employee Director Plan, dated February 8, 2005.

5.1	*	Opinion of Fulbright & Jaworski L.L.P.

23.1	*	Consent of PricewaterhouseCoopers LLP.

23.2	*	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1 to this Registration Statement).

24.1	*	Power of Attorney (included on page II-2).

*	Denotes exhibit filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on February 8, 2005.

OYO GEOSPACE CORPORATION

By:	/s/ Gary D. Owens
Gary D. Owens
Chairman of the Board, President, and
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that each individual whose signature appears below constitutes and appoints Gary D. Owens his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary D. Owens Gary D. Owens	Chairman of the Board, President, Chief Executive Officer (Principal Executive Officer), and Director	February 8, 2005

/s/ Thomas T. McEntire Thomas T. McEntire	Chief Financial Officer (Principal Financial and Accounting Officer)	February 8, 2005

/s/ William H. Moody William H. Moody	Director	February 8, 2005

/s/ Katsuhiko Kobayashi Katsuhiko Kobayashi	Director	February 8, 2005

/s/ Ryuzo Okuto Ryuzo Okuto	Director	February 8, 2005

/s/ Thomas L. Davis Thomas L. Davis	Director	February 8, 2005

/s/ Michael J. Sheen Michael J. Sheen	Director	February 8, 2005

/s/ Charles H. Still Charles H. Still	Director	February 8, 2005

INDEX TO EXHIBITS

Exhibit Number		Description of Exhibits

4.1

OYO Geospace Corporation 1997 Key Employee Stock Option Plan (incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed November 5, 1997 (Registration

No. 333-36727)).

4.2		Amendment No. 1 to OYO Geospace Corporation 1997 Key Employee Stock Option Plan, dated February 2, 1998 (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended September 30, 1998, filed December 21, 1998).

4.3		Amendment No. 2 to OYO Geospace Corporation 1997 Key Employee Stock Option Plan, dated November 16, 1998 (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended September 30, 1998, filed December 21, 1998).

4.4	*	Amendment No. 3 to OYO Geospace Corporation 1997 Key Employee Stock Option Plan, dated November 10, 2000.

4.5	*	Amendment No. 4 to OYO Geospace Corporation 1997 Key Employee Stock Option Plan, dated February 8, 2005.

4.6		OYO Geospace Corporation 1997 Non-Employee Director Plan (incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed November 5, 1997 (Registration No. 333-36727)).

4.7	*	Amendment No. 1 to OYO Geospace Corporation 1997 Non-Employee Director Plan, dated February 8, 2005.

5.1	*	Opinion of Fulbright & Jaworski L.L.P.

23.1	*	Consent of PricewaterhouseCoopers LLP.

23.2	*	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1 to this Registration Statement).

24.1	*	Power of Attorney (included on page II-2 of this Registration Statement).

*	Denotes exhibit filed herewith.